Exhibit 10.2

Execution Version

Dated June 15, 2018

BORROWER PARENT SECURITY AGREEMENT

between

FLY ALADDIN HOLDINGS LIMITED
as Grantor

and

WILMINGTON TRUST (LONDON) LIMITED
as Security Trustee

Schedule 1	Notice and Acknowledgement of Assignment to AAB and AAC

- i -

THIS BORROWER PARENT SECURITY AGREEMENT (this “Agreement”) is made by way of deed on June 15, 2018

BETWEEN:

(1)
FLY ALADDIN HOLDINGS LIMITED (Company Registration No. 621582), a private company limited by shares incorporated and existing under the laws of Ireland with its registered office at West Pier Business Campus, Dun Laoghaire, Co. Dublin, A96 N6T7, Ireland (the “Grantor”);

(2)
WILMINGTON TRUST (LONDON) LIMITED, in its capacity as security trustee for the Secured Parties (the “Security Trustee” which includes any successor or co-trustee appointed pursuant to the Credit Agreement).

INTRODUCTION:

The Grantor has agreed to execute this Agreement as security for the Obligations.

THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporated Terms

Except where expressly defined in this Agreement, terms and expressions defined in Section 1.01 of the Credit Agreement shall have the same meanings when used herein and the rules of interpretation set out in Section 1.02 of the Credit Agreement shall apply to this Agreement.

1.2	Definitions

In this Agreement, including the Recitals hereto, the following words and expressions shall, except where the context otherwise requires, have the following respective meanings:

“Assigned Property” means all of Grantor’s right, title and interest, present and future in and to any Purchase Agreement Property and together with all other proceeds relating to or arising therefrom and all cash and other property at any time and from time to time receivable or distributable in respect of or in exchange therefor.

“Credit Agreement” means that certain Senior Secured Credit Agreement, dated June 15, 2018 among Fly Aladdin Funding Limited, as the borrower, Fly Aladdin MaltaCo Limited, the Lenders party thereto, the Security Trustee and BNP Paribas, as the Administrative Agent.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

“Purchase Agreement Property” means all of the right, title and interest, present and future, of the Grantor in, to and under the Share Purchase Agreement, including, without limitation, the right to compel performance by AAB and AAC of their respective obligations under the Share Purchase Agreement and all claims for damages in respect of any breach by AAB or AAC of the Share Purchase Agreement, but excluding any right, title or interest in respect of any Excluded Asset.

“Receiver” means a receiver, receiver and manager or, where permitted by law, an administrative receiver and that term will include any appointee made under a joint or several appointment.

“Security Period” means the period from the date hereof until such time as all Obligations have been unconditionally and irrevocably discharged in full.

1.3	Third party rights

(a)
Unless expressly provided to the contrary in any Loan Document, a person who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of the Loan Documents, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Role of the Security Trustee

In acting hereunder, the Security Trustee does so pursuant to its terms of appointment under the Credit Agreement and is entitled to the protections set out therein.

2.	COVENANT TO PAY

2.1	Obligations

The Grantor hereby acknowledges to the Security Trustee that the amount secured by this Agreement and in respect of which this Agreement and the security hereby created is enforceable is the full amount of the Obligations for the time being and from time to time and hereby covenants with the Security Trustee that the Assigned Property is so assigned and/or charged for the full payment, performance and discharge of the Obligations for the time being and from time to time. The Grantor hereby acknowledges to the Security Trustee the liability of the Grantor in respect of the Obligations and covenants with the Security Trustee that it shall pay to the Security Trustee all monies constituting the Obligations.

3.	ASSIGNMENT AND FIXED CHARGE

3.1	Assignment

As a continuing security for the payment, performance and discharge of the Obligations, the Grantor hereby assigns and agrees to assign to the Security Trustee, on behalf of the Secured Parties, all of its right, title and interest, present and future, in the Assigned Property.

3.2	Fixed Charge

Notwithstanding and in addition to the assignment of the Assigned Property in accordance with Clause 3.1 (Assignment), as security for payment and discharge by the Grantor to the Secured Parties of the Obligations, the Grantor hereby charges the Assigned Property, with full title guarantee and by way of first fixed charge in favour of the Security Trustee.

3.3	Security Trustee assumes no obligations

The Security Trustee shall not become subject to any liability or obligation of the Grantor in relation to the Assigned Property by virtue of the assignments and charges contained in this Agreement and the Grantor shall at all times remain liable to perform all obligations expressed to be assumed by it in respect of the Assigned Property.

4.	NOTICES OF ASSIGNMENT

4.1	Purchase Agreement Property

Upon the execution of this Agreement, the Grantor will execute and deliver to AAB and AAC a notice of assignment and charge in respect of the Share Purchase Agreement (other than in respect of the Excluded Assets) and shall procure that each of AAB and AAC executes an acknowledgement thereto, in each case substantially in the form set out in Schedule 1 (Notice and Acknowledgement of Assignment to AAB and AAC).

5.	CONTINUING SECURITY

5.1	Security

Throughout the Security Period, the Lien constituted by this Agreement shall:

(a)	be a continuing security for the payment, satisfaction and discharge in full of the Obligations;

(b)	not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of the whole or any part of the Obligations or any other matter or thing whatsoever;

(c)
be in addition to and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any Lien, guarantee, indemnity or other right or remedy which the Security Trustee (or any person on its behalf) may now or at any time hereafter hold for or in respect of the Obligations or any part thereof; and

(d)
not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Security Trustee in perfecting or enforcing any Lien, guarantees, rights or remedies that the Security Trustee may now or hereafter have from or against the Grantor or any other person, or any waiver, act, omission, unenforceability or invalidity of any such lien, security, guarantee, right or remedy.

5.2	Security Trustee’s Consent

The giving by the Security Trustee of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of the Security Trustee to withhold or give consent to the doing of any other similar act.

5.3	Scope of the Agreement

This Agreement and the Lien hereby constituted shall extend to and cover any sum, or sums of money or other obligations which shall from time to time constitute the balance of the Obligations.

6.	GRANTOR’S CONTINUING OBLIGATIONS

Notwithstanding anything herein contained:

(a)	the Grantor shall remain liable under the Loan Documents to which it is a party to perform all the obligations assumed by it thereunder;

(b)
the Security Trustee shall not be under any further obligation or liability under the Loan Documents to which the Grantor is a party by reason of this Agreement or anything arising out of, or in connection with, it; and

(c)	the Security Trustee shall not be under any obligation of any kind:

(i)
to assume or to perform or fulfil any obligation of the Grantor in, under or pursuant to the Loan Documents to which the Grantor is a party or be under any liability whatsoever as a result of any failure of the Grantor to perform any of its obligations in connection therewith;

(ii)
to enforce against any of the parties thereto any term or condition of the Loan Documents or to enforce any rights and benefits hereby assigned or to which the Security Trustee may at any time be entitled (except as otherwise provided in the Loan Documents); and/or

(iii)	to make any enquiries as to the nature or sufficiency of any payment received by the Security Trustee hereunder or to make any claim or to take any action to collect any monies hereby assigned.

7.	ENFORCEABILITY OF SECURITY

7.1	Enforcement

The Security Trustee may by written notice to the Grantor at any time when an Event of Default has occurred and is continuing declare the security hereby created to be enforceable and such notice shall be conclusive for the purposes of this Agreement and thereafter the Security Trustee shall be entitled without further notice or demand to put into force and exercise all the powers and remedies possessed by it according to Applicable Law as Security Trustee of the Assigned Property and in particular (but without limitation):

(a)
to sell, call in, collect and convert into money the Assigned Property with all such powers in that respect as are conferred by Applicable Law and by way of extension thereof such sale, calling in, collection and conversion may be made for such consideration as the Security Trustee shall deem fit, whether the same shall consist of cash or shares or debentures in some other company or companies or other property of whatsoever nature or partly of one and partly of some other species of consideration and whether such consideration shall be presently payable or by instalments or at some future date and whether such deferred or future payments shall be secured or not and in all other respects and manner and for any other consideration as the Security Trustee shall think fit and without being liable to account for any loss of or deficiency in such consideration and so that Section 103 (Regulation of Exercise of Power of Sale) of the Law of Property Act 1925 shall not apply to this Agreement or to the power of sale, calling in, collection or conversion hereinbefore contained;

(b)
to settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the Assigned Property or in any way relating to this security and execute releases or other discharges in relation thereto;

(c)	to bring, take, defend, compromise, submit to arbitration or discontinue any actions, suits or proceedings whatsoever, civil or criminal, in relation to the Assigned Property;

(d)
to exercise any and all rights of the Grantor under or in connection with the Assigned Property including any and all rights of the Grantor to demand or otherwise require payment of any amount under the Assigned Property;

(e)	exercise any other remedy in respect of the Assigned Property set forth under and in accordance with the Loan Documents;

(f)
collect, receive or compromise and give a good discharge for all claims then outstanding or thereafter arising in respect of, or under, the Assigned Property and to take over or institute all such suits, legal actions or other proceedings in connection therewith as the Security Trustee may consider fit;

(g)	to execute and do all such acts, deeds and things as the Security Trustee may consider necessary or proper for or in relation to any of the purposes aforesaid;

(h)
otherwise to put into force and effect all rights, powers and remedies available to the Security Trustee, pursuant to Applicable Law or otherwise, as assignee of the Assigned Property (to the extent assigned hereunder) and the rights of the Grantor in relation to the Assigned Property; and/or

(i)
appoint any person or persons as agent or contractor as otherwise (on an exclusive or a non-exclusive basis) as the Security Trustee thinks fit and on such terms as the Security Trustee thinks fit for or in relation to any of the powers or purposes referred to in any of paragraphs (a) to (h) above;

(j)
to appoint a Receiver of all or any part of the Assigned Property upon such terms as to remuneration and otherwise as the Security Trustee shall deem fit and the Security Trustee may from time to time remove any receiver so appointed and appoint another in his stead and to fix (at or after the time of his appointment) the remuneration of any such Receiver. A Receiver so appointed shall be the agent of the Grantor and the Grantor shall be liable for such Receiver’s actions, remuneration and defaults to the exclusion of liability on the part of the Receiver or (as the case may be) the Security Trustee.

Nothing herein contained shall render the Security Trustee liable to any such Receiver for his remuneration, costs, charges or expenses or otherwise.

7.2	Law of Property Act 1925

Sections 109(6) and 109(8) of the Law of Property Act 1925 shall not apply in relation to any Receiver appointed under Clause 7.1 (Enforcement).

7.3	Grantor’s Covenant

If, upon receipt of the notice specified in Clause 7.1 (Enforcement) and before the Security Trustee exercises any of its rights in Clause 7.1 (Enforcement), the Grantor receives monies from any party in respect of the Assigned Property, the Grantor shall promptly pay to or to the order of the Security Trustee all such monies received in accordance with the provisions of this Agreement and the Credit Agreement. For the avoidance of doubt, the Grantor shall hold all such monies on trust for the Security Trustee (who shall receive such monies as it directs) until the payment of such monies is effected.

7.4	Reserved

7.5	Scope of the Security Trustee’s Liability

The Security Trustee shall not be liable as assignee or chargee in respect of the Assigned Property to account or be liable for any loss upon the realisation thereof or for any neglect or default of any nature whatsoever in connection therewith for which any assignee or chargee may be liable as such except in the case of fraud, gross negligence or wilful misconduct upon its part.

7.6	Power of Sale

The Security Trustee may exercise its power of sale hereunder in such a way as it in its absolute discretion may determine and shall not in any circumstances be answerable for any loss occasioned by any such sale or resulting from any postponement thereof except in the case of fraud, gross negligence or wilful misconduct upon its part.

7.7	Sale of the Assigned Property

(a)
Upon any sale by the Security Trustee of the whole or any part of the Security Trustee’s right, title and interest in and to the Assigned Property, the purchaser shall not be bound to see or enquire whether the power of sale of the Security Trustee has arisen, the sale shall be deemed for all purposes hereof to be within the power of the Security Trustee and the receipt of the Security Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

(b)
The power of sale or other disposal in Clause 7.6 (Power of Sale) shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Obligations shall be deemed due and payable for that purpose) on execution of this Agreement.  The restrictions contained in Sections 93 and 103 of Law of Property Act 1925 shall not apply to this Agreement or to any exercise by the Security Trustee of its right to consolidate mortgages or its power of sale.

(c)
A certificate in writing by an officer or agent of the Security Trustee that the power of sale or disposal has arisen and is exercisable shall, in the absence of manifest error, be prima facie evidence of that fact in favour of a purchaser of all or any part of the Assigned Property.

8.	FURTHER ASSURANCES

The Grantor shall, at no cost to the Security Trustee, from time to time sign, seal, execute, acknowledge, deliver, file and register any additional documents, instruments, agreements, certificates, consents and assurances and do such other acts and things as the Security Trustee may reasonably request from time to time for the purposes of perfecting the security granted by this Agreement or to establish, maintain, protect or preserve the rights of the Security Trustee under this Agreement and the Lien intended to be constituted by this Agreement or for the exercise of the rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by Applicable Law in each case in accordance with the rights vested in it under this Agreement.

9.	POWER OF ATTORNEY

9.1	Power of Attorney

The Grantor hereby by way of security irrevocably appoints the Security Trustee and every Receiver, and any person nominated for such purpose by the Security Trustee in writing under hand by an officer of the Security Trustee, severally as attorney and agent of the Grantor for the Grantor and in its name and on its behalf (with full power of substitution) and as its act and deed to sign, seal, execute, deliver and do all such lawful assurances, acts and things which the Security Trustee may deem to be necessary or advisable in order to give full effect to the purposes of this Agreement including to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for any and all monies due under or arising out of the Assigned Property, to endorse any cheque, draft or other document, instrument or order in connection therewith and to make any claim or to take any action or to institute any suit, legal action or other proceeding which the Security Trustee may consider to be necessary or advisable in connection with the Assigned Property, and generally in the Grantor’s name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Agreement or Applicable Law on the Security Trustee and, without prejudice to the generality of the foregoing, to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument, notice, act or thing which the Security Trustee may deem appropriate for the purpose of exercising any of such powers, authorities and discretions provided that the Security Trustee shall not be entitled to exercise the power of attorney granted hereunder except at any time when an Event of Default has occurred and is continuing.

9.2	Ratification

The power conferred by Clause 9.1 (Power of Attorney) shall be a general power of attorney under the Powers of Attorney Act 1971 and the Grantor hereby unconditionally and irrevocably ratifies and confirms and agrees to ratify and confirm whatever any such attorney appointed pursuant to Clause 9.1 (Power of Attorney) shall lawfully do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions conferred pursuant to Clause 9.1 (Power of Attorney) provided that such undertaking to ratify and confirm shall apply only to the Security Trustee’s exercise of the power of attorney granted hereunder at any time when an Event of Default has occurred and is continuing.

10.	POWERS OF RECEIVER

10.1	Additional Powers of Receiver

Any Receiver appointed under Clause 7.1 (Enforcement) shall have all the powers conferred on a receiver by Applicable Law (save that Section 103 of the Law of Property Act 1925  shall not apply) and by way of addition to but without limiting those powers:

(a)	the Receiver shall be entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)
the Receiver shall have all the powers given to the Security Trustee hereunder of taking possession of, calling in, collecting, converting into money and selling, leasing and dealing with the Assigned Property or any part thereof and generally shall be entitled to the same protection and to exercise the same powers and discretions as are given to the Security Trustee hereunder and shall also have such other of the powers and discretions given to the Security Trustee under this Agreement as the Security Trustee may from time to time confer on him;

(c)
the Receiver shall have power to make any payment and incur any expenditure which the Security Trustee is by this Agreement expressly or impliedly authorised to make or incur. Any expenses incurred by the Receiver in the proper exercise of any of his powers hereunder may be paid or retained by him out of any monies coming into his hands as receiver or may be paid by the Security Trustee in which case they shall be treated as expenses properly incurred by the Security Trustee;

(d)	the Receiver shall in the exercise of his powers, authorities and discretions conform with the reasonable directions from time to time made and given by the Security Trustee;

(e)	the Security Trustee may at any time require security to be given for the due performance of the Receiver’s duties as receiver; and

(f)	the Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as receiver.

10.2	No Liabilities

Neither the Security Trustee nor the Receiver shall be liable to account as assignee of the Assigned Property and neither the Security Trustee nor any Receiver shall be liable for any loss arising from or in connection with any act, neglect, default or omission (but not including any fraud, gross negligence or wilful misconduct) for which a mortgagee in possession might be liable as such.

10.3	Other Powers of Receiver

The foregoing powers of appointment of a Receiver shall be in addition to any statutory or other powers of the Security Trustee under the Law of Property Act 1925 and the Receiver shall in any event have and be entitled to exercise all the rights, powers and remedies conferred upon the Security Trustee by this Agreement and by Law with respect to the Assigned Property.

10.4	Application of Monies Received

All monies received by a Receiver in exercise of the rights, powers and remedies conferred upon a Receiver by this Agreement or by Law shall (subject to the claims of creditors ranking in priority to the Security Trustee) be applied in accordance with the provisions of Section 2.18 (Application of Collections; Proceeds of Collateral) of the Credit Agreement.

10.5	Remuneration of Receiver

Every Receiver so appointed shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Security Trustee (or, failing such agreement, to be fixed by the Security Trustee) appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in Section 109(6) of the Law of Property Act 1925.

10.6	Exclusion of Statutory Provisions

Sections 103, 109(6) and 109(8) of the Law of Property Act 1925 shall not apply in relation to any Receiver appointed pursuant to Clause 7.1(i).

11.	RESERVED

12.	APPLICATION OF MONIES

All monies received by the Security Trustee pursuant to this Agreement shall be applied in payment and discharge of the Obligations as provided for in Section 2.18 (Application of Collections; Proceeds of Collateral) of the Credit Agreement.

13.	CONDITIONAL DISCHARGE ONLY

Any settlement or discharge between the Security Trustee and the Grantor shall be conditional upon no security or payment to the Security Trustee or any Secured Party being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, liquidation, winding up, insolvency, dissolution, reorganisation, amalgamation or other analogous event or proceedings for the time being in force.

14.	WAIVER AND INVALIDITY

14.1	No Waiver

No failure to exercise and no delay in exercising on the part of the Security Trustee any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude the further exercise of such one or any other right, power or privilege.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

14.2	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the Applicable Law of any other jurisdiction will in any way be affected or impaired.

15.	INDEPENDENT SECURITY

15.1	Additional Security

This Agreement and the security hereby created shall be in addition to and not in substitution for or derogation of any other security (whether given by the Grantor or otherwise) now or from time to time hereafter held by the Security Trustee or any of the other Secured Parties in respect of or in connection with any or all of the monies and liabilities hereby secured and Section 93 of the Law of Property Act 1925 shall not apply.

15.2	Exercise of Rights of Security Trustee

The Security Trustee need not, before exercising any of the rights, powers or remedies conferred upon it by this Agreement or by Applicable Law (a) take action or obtain judgment against the Grantor or any other person in any court, (b) make or file claim or proof in a winding-up or liquidation of the Grantor or of any other person or (c) enforce or seek to enforce the recovery of the monies and liabilities hereby secured or any other security.

15.3	Further Rights of Security Trustee

The Security Trustee (a) may in its discretion grant time or other indulgence or make any other arrangement in respect of any of the monies and liabilities hereby secured or of any other security therefor or of any other company or companies, person or persons not parties hereto or (b) may (subject to the provisions of the Loan Documents) agree to vary any provision of any document, agreement or instrument entered into in connection with the Obligations without prejudice to this security, and the security created by this Agreement shall not be in any way discharged or impaired by reason of any other circumstance which might (but for this provision) constitute a legal or equitable discharge of such security.

15.4	No Liability

None of the Security Trustee, its nominee(s) or any Receiver appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement, (b) any neglect or default in connection with the Assigned Property or (c) the taking possession or realisation of all or any part of the Assigned Property, except, in each case, in the case of fraud, gross negligence or wilful misconduct upon its part.

16.	SUCCESSORS AND ASSIGNS

16.1	Successors to the Agreement

This Agreement shall be binding upon and inure to the benefit of the Grantor, the Security Trustee and each of the Secured Parties and their respective successors and permitted assigns and transferees.

16.2	Assignment of the Grantor’s Rights

The Grantor may not assign any of its rights or transfer or purport to transfer any of its obligations hereunder without the prior written consent of the Security Trustee.

17.	MISCELLANEOUS

17.1	This Agreement cannot be amended or modified without the prior written consent of the Security Trustee and the Grantor.

17.2
The provisions of Sections 10.01 (Notices), 10.06 (Counterparts; Integration; Effectiveness) and 10.15 (Treatment of Certain Information; Confidentiality) of the Credit Agreement shall be incorporated mutatis mutandis into this Agreement.

18.	LAW AND JURISDICTION

18.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English Law.

18.2	The provisions of Section 10.09 (Governing Law; Jurisdiction; Service of Process; Etc.) of the Credit Agreement shall be incorporated mutatis mutandis into this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as a deed by the parties hereto and is intended to be and is hereby delivered as a deed on the day and year first before written.

EXECUTION PAGE
GRANTOR SECURITY AGREEMENT

EXECUTED AND DELIVERED AS A DEED by Declan Cotter
as attorney for	/s/ Declan Cotter
FLY ALADDIN HOLDINGS LIMITED

in the presence of:

Signature of Witness:	/s/ Edel Hannon
Name of Witness:	Edel Hannon
Address of Witness:	West Pier Business
Campus, Dun Laoghaire
Co. Dublin
Occupation of Witness:	Admin

The Grantor

The Security Trustee

	EXECUTED AS A DEED BY	)
WILMINGTON TRUST (LONDON))
	LIMITED	)	/s/ Keith Reader
Authorised Signatory
	as Security Trustee	)
	in the presence of	)	Delegated Signatory

Signature: /s/ Chris Hurford

Name: Chris Hurford

Address:	Third Floor,
1 King’s Arms Yard,
London, EC2R 7AF